Exhibit 99.1

Active Power Announces $9.7 Million Common Stock Offering

AUSTIN, Texas (March 7, 2012) – Active Power, Inc. (NASDAQ: ACPW), manufacturer of critical backup power systems and continuous power and infrastructure solutions, announced today that it has priced and closed an offering of 14,336,912 shares of its common stock at $0.68 per share. The gross proceeds to Active Power from the sale of the shares, before expenses of approximately $100,000, are expected to be approximately $9,749,100. All of the shares in the offering were sold by Active Power, Inc., directly to Kinderhook Partners, LP, and Ardsley Partners (including certain affiliated funds).

All of the shares of common stock are being offered pursuant to an effective Registration Statement on Form S-3 previously filed with the Securities and Exchange Commission (the "SEC").

A prospectus supplement relating to the offering will be filed by Active Power with the SEC.

Active Power intends to use the proceeds from this financing for general corporate purposes as set forth in the prospectus supplement to the Registration Statement.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale is not permitted. The securities may be offered only by means of the prospectus supplement and the related base prospectus. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov or directly from the company by contacting Active Power, Inc., Attention: Corporate Secretary, 2128 W Braker Ln BK12 Austin, Texas 78758, 512.836.6464

About Active Power
Founded in 1992, Active Power designs and manufactures continuous power solutions and critical backup power systems that enable datacenters and other mission critical operations to remain 'on' 24 hours a day, seven days a week. Active Power solutions are intelligently efficient, inherently reliable and economically green, providing environmental benefits and energy and space efficiencies to customers' financial benefit. The company's products and solutions are built with pride in Austin, Texas, at a state-of-the-art, ISO 9001:2008 registered manufacturing and test facility. Global customers are served via Austin and three regional operations centers located in the United Kingdom, Germany, and China, supporting the deployment of systems in more than 40 countries.

Cautionary Note Regarding Forward-Looking Statements
This release may contain forward-looking statements that involve risks and uncertainties. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Factors that could cause the actual results to differ materially from the results predicted include, among others, the deferral or cancellation of sales commitments as a result of general economic conditions or uncertainty, loss of a significant customer or distributor, the rate of growth of the markets for our products, the amount and timing of large orders, product concentration and lack of revenue diversification, working capital constraints, risks related to our international operations, and product performance and quality issues. For more information on the risk factors that could cause actual results to differ from these forward looking statements, please refer to Active Power filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 and its Current Reports on Form 8-K filed since such year ended. Active Power assumes no obligation to update any forward-looking statements or information which are in effect as of their respective dates.

Active Power, CleanSource and CoolAir are registered trademarks of Active Power, Inc. The Active Power logo, PowerHouse and PowerCentre are trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

Investor Contact:	Media Contact:
Ron Both	Lee Higgins
Liolios Group, Inc.	Senior Public Relations Manager
(949) 574-3860	(512) 744-9488
ron@liolios.com	lhiggins@activepower.com